EXHIBIT 99.1

Upland Software Announces $115 Million Strategic Equity Investment From HGGC
Investment By Leading Private Equity Firm Provides Incremental Capital for Future M&A Opportunities and Brings Value-Added Support for Long Term Value Creation

July 14, 2022, 08:01 AM Central Standard Time

AUSTIN, Texas — (BUSINESS WIRE) — Upland Software, Inc. (NASDAQ: UPLD) announced today a $115 million strategic equity investment from HGGC, a leading private equity firm with over $6.8 billion of cumulative capital commitments. The HGGC investment, in the form of a new class of convertible preferred stock issued at a premium to Upland’s current market price, provides incremental capital intended to capture the attractive M&A opportunity set that is expected to emerge as a result of the current macroeconomic environment. It also brings additional strategic and operational support as HGGC and Upland work together to strengthen the company’s go-to-market capability to fully leverage the value of its enterprise customer base and strong product portfolio.

"HGGC has a proven track record of building value in the software sector through deploying capital and partnering with management teams to enhance customer value and drive growth, both organically and through acquisitions,” said Jack McDonald, Upland’s Chairman and Chief Executive Officer. “The HGGC partnership, operational and strategic resources and long-term investment horizon will help us to fully capitalize on the once-in-a-decade acquisition opportunity we see emerging as recent turmoil in financial markets fundamentally reshapes funding and valuations for venture backed cloud software companies."

"We are delighted to partner with Jack and the Upland team on this next chapter of growth and value creation,” said David Chung, Partner and Co-Chief Investment Officer of HGGC. “After a rigorous strategic, financial, and operational due diligence and partnering process, we are extremely impressed by the strength of Upland’s operating and acquisitions platform, enterprise customer base, and product portfolio,” he added. “In addition to the M&A opportunity, we see a significant opportunity ahead to create long-term value for shareholders by building a world-class go-to-market engine that leverages the inherent strengths of Upland’s business and market position to drive higher organic growth over time.”

The financial terms of the newly issued convertible preferred stock are as follows, subject to the terms and conditions set forth in the definitive agreements:

•$115 million of convertible preferred stock, which is convertible into shares of Upland Software common stock at a conversion price of $17.50 per share, representing a premium of 30% over Upland's closing price on July 13, 2022;
•The preferred stock carries a 4.5% dividend, which will be payable at the company’s option in cash or in-kind;
•On an as-converted basis, the preferred stock currently represents approximately 17% of Upland’s common shares outstanding; and
•In connection with the HGGC investment, Upland expects to appoint David Chung of HGGC as a new director to our board.

In the 12 years since Upland was founded, it has built a cloud software business serving 1,800+ enterprise customers, with over 1,000 team members around the world. The HGGC investment will add incremental capital resources to Upland’s balance sheet and, together with Upland’s internally generated cash flow and existing Term Loan B (TLB) credit facility, will provide a strong base of capital for future acquisitions. Pro forma for the HGGC investment, net of estimated fees and expenses, as of March 31, 2022, our latest reported quarter, Upland’s cash on hand would have been approximately $240 million and the ratio of net debt to AEBITDA for the twelve months ended March 31, 2022 would have been approximately 2.9x. Upland’s long-term TLB credit facility matures in 2026, has no financial covenants, requires 1% per year principal amortization and has a 5.4% locked interest rate on current outstanding borrowings.

The purchase of the convertible preferred stock by HGGC is expected to close promptly following the satisfaction of customary terms and conditions, including the expiration of the Hart-Scott-Rodino Act notice period.

Upland has also announced that Rod Favaron will be stepping down from his position as President effective as of August 31, 2022.

Company Reaffirms Guidance

In addition, Upland today reaffirmed its guidance for the second quarter ended June 30, 2022. Upland will report its full second quarter results on August 3, 2022.

About Upland Software

Upland helps global businesses accelerate digital transformation with a powerful cloud software library that provides choice, flexibility, and value. Our growing library of products delivers the "last mile" plug-in processes, reporting, and job specific workflows that major cloud platforms and homegrown systems don’t provide. We focus on specific business challenges and support every corner of the organization, operating at scale and delivering quick time to value for our 1,800+ enterprise customers. To learn more, visit www.uplandsoftware.com.

About HGGC

HGGC is a leading middle-market private equity firm with over $6.8 billion of cumulative capital commitments. Based in Palo Alto, Calif., HGGC is distinguished by its Advantaged Investing approach that enables HGGC to source and acquire scalable businesses through partnerships with management teams, founders and sponsors who reinvest alongside HGGC, creating a strong alignment of interests. Since its inception in 2007, HGGC has completed more than 500 platform investments, add-on acquisitions, recapitalizations, and liquidity events with an aggregate transaction value of over $68 billion. More information, including a complete list of current and former portfolio company platforms, is available at www.hggc.com.

No Offer or Sale

The convertible preferred stock and the shares of common stock issuable upon conversion thereof have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. Upland has agreed to file a registration statement with the SEC covering the resale of the shares of convertible preferred stock and shares of common stock issuable upon conversion thereof. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including Adjusted EBITDA.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties, and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

Upland Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Upland Media Contact:
Kendell Kelton
media@uplandsoftware.com
678-575-7428

HGGC Contact:

Tom Faust
tfaust@StantonPRM.com

Source: Upland Software, Inc.